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                                                                    Exhibit 4.01

                                 SHOPPING.COM
                                 ------------
                           A CALIFORNIA CORPORATION

                           STOCK OPTION PLAN OF 1997


          1.   Purpose.
               -------

          The purpose of this Stock Option Plan ("Plan") of Shopping.com, a California corporation ("Company"), is to secure for the Company and its shareholders the benefits arising from stock ownership by selected employees and directors of and consultants to the Company and its Affiliates, as defined below, as the Board of Directors of the Company, or a committee thereof constituted for the purpose, may from time to time determine. The Plan will provide a means whereby such selected employees, directors and consultants may purchase shares of the Common Stock of the Company pursuant to (i) options which will qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), or (ii) "non-statutory" stock options (Section 83 of the Code). The word "Affiliate" as used herein means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

          2.   Administration.
               --------------

          2.1 The Plan shall be administered by the Board of Directors of the Company ("Board of Directors") or by a Committee appointed by the Board of Directors consisting of three or more Directors or officers of the Company to whom administration of the Plan has been duly delegated. Any action of the Board of Directors or the Committee with respect to

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administration of the Plan shall be taken by a majority vote or written consent of its members.

          2.2 Subject to the provisions of this Plan, the Board of Directors or Committee, as the case may be, shall have authority (i) to construe and interpret the Plan, (ii) to define the terms used therein, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan (provided such amendment or rescission does not materially adversely affect the rights of a participant under the Plan with respect to shares of Common Stock of the Company previously issued under the Plan), (iv) to determine the individuals to whom options shall be granted, the time or times at which options shall be granted, whether such options will be incentive stock options or non-qualified stock options, the number of shares to be subject to each option, the option price, the number of installments, if any, in which each option may be exercised, the vesting schedule for exercising each option, and the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan, and (v) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Board of Directors or Committee as the case may be, shall be binding and conclusive on all participants in the Plan and their legal representatives and beneficiaries.

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          3.   Shares Subject to the Plan.
               --------------------------

          Subject to the adjustment as provided in paragraph 15 hereof, the shares to be offered under the Plan shall consist of the Company's authorized but unissued Common Stock, ("Common Stock"), and the aggregate amount of such stock which may be issued upon exercise of all options under the Plan shall not exceed 500,000 of such shares. If any option granted under the Plan shall expire or terminate for any reason, without having been exercised in full, the unpurchased shares subject thereto shall again be available for options to be granted under the Plan.

          4.   Eligibility and Participation.
               -----------------------------

               4.1 All regular salaried employees of the Company or of any Affiliate shall be eligible to receive incentive, qualified or nonstatutory stock options. Directors of and consultants to the Company who are not regular employees of the Company are not eligible to receive incentive stock options or qualified options. These individuals are entitled to receive nonstatutory options.

               4.2 The Board of Directors or the Committee shall determine the employees to whom, and the time or times at which, options shall be granted and the number of shares to be covered by each option; provided, however, that no option may be granted hereunder to any employee, director or consultant who, at the time such option is granted, owns shares of the Company's outstanding capital stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (and of its Affiliates if applicable), unless the

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exercise price of such option is at least one hundred ten percent (110%) of the fair market value of the stock subject to such option and such option by its terms is not exercisable after the expiration of five (5) years from the date such option is granted. An individual who has been granted an option may, if he is otherwise eligible, be granted an additional option or options if the Board of Directors or Committee shall so determine.

          4.3 With respect to incentive options under this plan and under all such plans of the Company and any Affiliates, which are first exercisable during the same calendar year, the aggregate fair market value of the stock with respect to all such options (determined at the time the options are granted) shall not exceed $100,000.

          4.4  All options granted under this Plan shall be granted within ten
(10) years from the date this Plan is adopted by the Board or the date this Plan is approved by the stockholders of the Company, whichever is earlier.

          5.   Duration of Options.
               -------------------

          Each option and all rights associated therewith shall expire on such date as the Board of Directors or Committee may determine, but in no event later than ten (10) years from the date on which the option is granted, and shall be subject to earlier termination as provided herein.

          6.   Purchase Price.
               --------------

          The purchase price of the stock covered by each option shall be determined by the Board of Directors or the Committee, but, in the case of each such option, shall not be less than one hundred percent (100%) of the fair market value of such stock on

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the date the option is granted. The purchase price of the shares upon exercise of an option shall be paid in (a) cash, or (b) by delivering stock of the Company already owned by the Grantee at the discretion of the Board of Directors, or (c) a combination of cash and stock already owned by the option holder at the discretion of the Board of Directors. For purposes of exercising an option, the value of the stock of the Company delivered in payment shall be the fair market value of the stock of the Company on the last business day prior to the delivery.

          7.   Exercise of Options.
               -------------------

          No option granted under this Plan shall be exercisable if such exercise would involve a violation of any applicable law or regulation (including without limitation, federal and state securities laws and regulations). The Board of Directors or the Committee shall determine on a case by case basis the eligibility date or dates on which an option granted hereunder may be exercised.

          8.   Fair Market Value of Common Stock.
               ---------------------------------

          The fair market value of a share of Common Stock of the Company shall be determined for purposes of this Plan by reference to the most recent sale price of the Company's Common Stock and such other factors as the Board of Directors or the Committee may deem appropriate to reflect the then fair market value thereof, unless such shares are publicly traded on a stock exchange or otherwise, in which case such value shall be determined by reference to the closing price of a share on the principal stock exchange on which such shares are traded, or if such shares are not then traded on a principal stock exchange,

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the mean between the bid and asked price of a share as supplied by the National
Association of Securities Dealers, Inc. through NASDAQ (or its successor in function), in each case as reported by The Wall Street Journal, for the business
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day immediately preceding the date on which the option is granted or exercised.

          9.   Withholding Tax.
               ---------------

          Upon the disposition by an employee or other person of shares of Common Stock acquired pursuant to the exercise of an option granted pursuant to the Plan, the Company shall have the right to require such employee or such other person to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such shares.

          10.  Nontransferability.
               ------------------

          An option granted under the Plan shall, by its terms, be nontransferable by the option holder, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during the option holder's lifetime only by the option holder, regardless of any community property interest therein of the spouse of the option holder, or such spouse's successors in interest. If the spouse of the option holder shall have acquired a community property interest in such option, the option holder, or the option holder's permitted successors in interest, may exercise the option on behalf of the spouse of the option holder or such spouse's successors in interest.

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          11.  Holding of Stock After Exercise of Option.
               -----------------------------------------

          At the discretion of the Board of Directors or Committee, any option may provide that the option holder, by accepting such option, represents and agrees, for the option holder and the option holder's permitted transferees (by will or the laws of descent and distribution), that none of the shares purchased upon exercise of the option will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933 (the "Act"), as amended, and the rules and regulations promulgated thereunder, or any applicable state securities laws, and the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to that effect in form and substance satisfactory to the Company, including indemnification of the Company in the event of any violation of the Act or any applicable state securities laws, by such person.

          12.  Termination of Employment.
               -------------------------

          If an option holder ceases to be employed by or associated with the Company or one of its subsidiaries for any reason other than the option holder's death or permanent disability (within the meaning of Section 105(d)(4) of the Code), the option holder's option shall become void and of no further force or effect thirty (30) days after the termination of such employment or association; provided, however, that if such cessation of employment or association shall be due to the option holder's voluntary resignation with the consent of the Board of Directors of the Company or such subsidiary, expressed in the

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form of a written resolution, or to the option holder's retirement under the provisions of any Pension or Retirement Plan of the Company or of such subsidiary then in effect, within three (3) months after the date the option holder ceases to be an employee or director of or consultant to the Company or such subsidiary such option may be exercised to the extent exercisable on the date of such cessation of employment. A leave of absence approved in writing by the Board of Directors or the Committee shall not be deemed a termination of employment for the purposes of this Paragraph 12, but no option may be exercised during any such leave of absence, except during the first three (3) months thereof.

          13.  Effect of Change of Position or Duties.
               --------------------------------------

          If an option holder ceases to be an officer of the Company for any reason and remains an employee of the Company but ceases to be employed in a position in which employees are eligible to receive options, as determined in the sole judgment of the Board of Directors, such option holder may exercise his options in accordance with their terms only for a period of thirty (30) days after such cessation (but not beyond the option period). Any exercise of options after such cessation may be only to the extent of the full number of shares the option holder was entitled to purchase under the option on the date of such cessation, plus a portion of the additional number of shares, if any, he would have become entitled to purchase on the next anniversary date of the issuance date of the option following such cessation, such portion to be determined by multiplying such additional number of shares by a fraction, the numerator of which

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shall be the number of days from the anniversary date of the Issuance Date preceding such cessation to the date of such cessation and the denominator of which shall be 365. Such portion shall be rounded, if necessary, to the nearest whole share.

          14.  Death or Permanent Disability of Option Holder.
               ----------------------------------------------

          If an option holder dies or becomes permanently disabled while the option holder is employed by or associated with the Company or one of its subsidiaries, option holder's option shall expire one (1) year after the date of such death or permanent disability unless by its terms it sooner expires. During such period after death, such option may, to the extent that it remained unexercised (but exercisable by the option holder according to such option's terms) on the date of such death, be exercised by the person or persons to whom the option holder's rights under the option shall pass by the option holder's will or by the laws of descent and distribution.

          15.  Privileges of Stock Ownership.
               -----------------------------

          No person entitled to exercise any option granted under the Plan shall have any of the rights or privileges of a shareholder of the Company in respect of any shares of stock issuable upon exercise of such option until certificates representing such shares shall have been issued and delivered. No shares shall be issued and delivered upon exercise of any option unless and until, in the opinion of counsel for the Company, there shall have been full compliance with any applicable registration requirements of the Act or qualification, or registration requirements of applicable state securities, or

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"Blue Sky" laws, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

          16.  Adjustments.
               -----------

               16.1 If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share or other unit of any security covered by the option.

               16.2 Upon the dissolution or liquidation of the Company, the Plan shall terminate, and any option theretofore granted hereunder shall terminate.

               16.3 Upon a reorganization or reclassification of the Common Stock or a merger or consolidation of the Company with or sale of substantially all of the assets of the Company to one

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or more corporations as result of which reorganization, reclassification, merger or consolidation, or sale, the then outstanding shares of Common Stock are exchanged for shares of other stock, all then outstanding options hereunder shall be converted into options to purchase shares of such other stock, with appropriate adjustments as to the number and kind of shares of such other stock and the prices therefor.

          16.4 Adjustments under this Paragraph 15 shall be made by the Board of Directors or the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan on any such adjustment.

     17.  Amendment and Termination of Plan.
          ---------------------------------

          17.1 The Board of Directors or the Committee may at any time suspend or terminate the Plan. The Board of Directors or the Committee may also at any time amend or revise the terms of the Plan, provided that no such amendment or revision shall, unless appropriate shareholder approval of such amendment or revision is obtained, increase the maximum number of shares in the aggregate which may be issued pursuant to the options granted under the Plan or change the class of employees eligible to receive such options, except as permitted under the provisions of Paragraph 15.

          17.2 No amendment, suspension or termination of the Plan shall, without the consent of the option holder, alter or impair any rights or obligations under any option theretofore granted under the Plan.

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          18. Receipt of Financial Information Regarding the Company.
              ------------------------------------------------------

          The Company shall deliver financial statements of the Company, as soon as practicable after the end of each of the Company's fiscal years, to each holder of then outstanding options hereunder. This provision will remain applicable for the duration of each option granted pursuant to the Plan.

          19.  Sale or Disposition of Option Shares.
               ------------------------------------

               19.1 In the event an option holder is terminated by the Company for any reason, or option holder voluntarily terminates option holder's employment with the Company prior to a specified date in the stock option agreement, the Company shall have the right to repurchase ("Repurchase Option") the Option Shares ("Repurchase Shares") at either (1) the higher of the original purchase price or fair value on the date of termination of employment, if the right to repurchase is required to exercised for cash or cancellation of purchase money indebtedness for the shares within 90 days of termination of employment, but the right terminates when the Company's securities become publicly traded; or (2) the original purchase price, provided that (A) the right to repurchase at the original purchase price lapses at the rate of at least 20% per year over 5 years from the date of the option is granted (without respect to the date the option was exercised or became exercisable), which right must be exercised for cash or cancellation of purchase money indebtedness for the shares within 90 days of termination of employment, and (B), if the right is assignable, the assignee must pay the Company upon assignment of the right, (unless the assignee is a

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100% owned subsidiary of the Company or is the parent of the Company owning 100%
of the Company) cash equal to the difference between the original purchase price and fair value if the original purchase price is less than fair value.

          20.  Effective Date of Plan.
               ----------------------

               20.1 No option may be granted under the Plan unless and until the Plan has been registered or qualified under all applicable state and federal securities laws or counsel for the Company determines that an exemption therefrom is available.

               20.2 Effectiveness of the Plan is subject to approval by the holders of the outstanding voting stock of the Company as hereinafter provided within twelve (12) months from the date the Plan is adopted by the Board of Directors. The Plan shall be deemed approved by the holders of the outstanding voting stock of the Company by (i) the affirmative vote of the holders of a majority of the voting shares of the Company represented and voting at a duly held meeting of shareholders at which a quorum is present or (ii) the written consent of a majority of the outstanding voting shares of the Company. Any options granted under the Plan prior to obtaining such shareholder approval shall be granted on the conditions that the options so granted: (i) shall not be exercisable prior to such approval, and (ii) shall become null and void if such shareholder approval is not obtained.

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